SUPPLEMENTAL OPERATING & FINANCIAL INFORMATION FOURTH QUARTER 2022 PHYSICIANS REALTY TRUST NYSE: DOC Exhibit 99.2 December 2022 Northside Center Pointe Atlanta, GA HMG Medical Plaza Kingsport, TN

2 ABOUT PHYSICIANS REALTY TRUST 4 CONSOLIDATED BALANCE SHEETS 6 CONSOLIDATED STATEMENTS OF INCOME 7 FOURTH QUARTER 2022 HIGHLIGHTS 8 FINANCIAL HIGHLIGHTS 9 RECONCILIATION OF NON-GAAP MEASURES: FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD) 10 RECONCILIATION OF NON-GAAP MEASURES: NET OPERATING INCOME AND ADJUSTED EBITDAre 11 MARKET CAPITALIZATION AND DEBT SUMMARY 12 LEVERAGE STATISTICS AND COVENANT PERFORMANCE 13 PORTFOLIO PERFORMANCE AND LEASING ROLLFORWARD 14 INVESTMENT ACTIVITY AND CONSTRUCTION LOAN SUMMARY 15 PORTFOLIO DIVERSIFICATION 16 CONSOLIDATED LEASING RELATIONSHIPS AND EXPIRATION SCHEDULE 17 REPORTING DEFINITIONS 18 TABLE OF CONTENTS

3 FORWARD-LOOKING STATEMENTS Certain statements made in this supplemental information package constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and our statements regarding anticipated market conditions are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “outlook,” “continue,” “projects,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, expectations, or intentions. Forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. These forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data, or methods which may be incorrect or imprecise and we may not be able to realize them. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this supplemental information package, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a discussion of factors that could impact our future results, performance or transactions, see Part I, Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. NON-GAAP FINANCIAL MEASURES This presentation includes EBITDAre, Adjusted EBITDAre, Net Operating Income (or NOI), Cash NOI, MOB Same-Store Cash NOI, Funds From Operations (or FFO), Normalized FFO, and Normalized Funds Available For Distribution (or FAD), which are non-GAAP financial measures. For purposes of the Securities and Exchange Commission’s (“SEC”) Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this presentation, GAAP refers to generally accepted accounting principles in the United States of America. Our use of the non-GAAP financial measure terms herein may not be comparable to that of other real estate investment trusts. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. ADDITIONAL INFORMATION The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 22, 2023, and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.docreit.com) under the tab “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

4 ABOUT PHYSICIANS REALTY TRUST Physicians Realty Trust (NYSE:DOC) (the “Trust,” the “Company,” “DOC,” “we,” “our” and “us”) is a self-managed health care real estate company organized in 2013 to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals, and health care delivery systems. We invest in real estate that is integral to providing high quality health care services. Our properties typically are on a campus with a hospital or other health care facilities or strategically located and affiliated with a hospital or other health care facilities. Our management team has significant public health care REIT experience and long established relationships with physicians, hospitals, and health care delivery system decision makers that we believe will provide quality investment opportunities to generate attractive risk-adjusted returns to our shareholders. We are a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes. We conduct our business through an UPREIT structure in which our properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies, or other subsidiaries. We are the sole general partner of the operating partnership and, as of December 31, 2022, owned approximately 95.9% of the partnership interests in the operating partnership (“OP Units”). Unless otherwise indicated, portfolio statistics include amounts attributable to the Company's pro-rata share of unconsolidated joint venture assets and exclude the Company's corporate office building. COMPANY SNAPSHOT As of December 31, 2022 Gross real estate investments (thousands) $ 5,953,824 Total health care properties 290 % Leased 94.9% Total portfolio gross leasable area (sq. ft.) 16,145,800 % of consolidated GLA from MOBs 98% % of GLA on-campus / affiliated 89% Weighted average remaining lease term for all buildings (years) 5.6 Cash and cash equivalents (thousands) $ 7,730 Net consolidated debt to firm value 33.9% Weighted average interest rate per annum on consolidated debt 4.0% Equity market cap (thousands) $ 3,375,736 Quarterly dividend $ 0.23 Quarter end stock price $ 14.47 Dividend yield 6.36% Common shares outstanding 233,292,030 OP Units outstanding and not owned by DOC 10,009,219 Dilutive restricted common shares and units 1,808,738 Consolidated firm value (thousands) $ 5,382,929

PHYSICIANS REALTY TRUST

DOC
LISTED
NYSE

ABOUT PHYSICIANS REALTY TRUST (CONTINUED)

BOARD OF TRUSTEES

Tommy G. Thompson | Chairman
John T. Thomas | President, Chief Executive Officer
Stanton D. Anderson, Esq. | Compensation Committee Chair
Mark A. Baumgartner | Audit Committee Chair
Albert C. Black | Nominating and Corporate Governance Committee Chair
William A. Ebinger, M.D. | Trustee
Pamela J. Kessler | Trustee
Ava E. Lias-Booker, Esq. | Trustee
Richard A. Weiss, Esq. | Finance and Investment Committee Chair

MANAGEMENT TEAM

John T. Thomas | President, Chief Executive Officer
Jeffrey N. Theiler | Executive Vice President, Chief Financial Officer
D. Deeni Taylor | Executive Vice President, Chief Investment Officer
Mark D. Theine | Executive Vice President, Asset & Investment Management
John W. Lucey | Chief Accounting and Administrative Officer
Daniel M. Klein | Senior Vice President, Deputy Chief Investment Officer
Bradley D. Page | Senior Vice President, General Counsel
Laurie P. Becker | Senior Vice President, Controller
Amy M. Hall | Senior Vice President, Leasing & Physician Strategy
W. Mark Dukes | Senior Vice President, Asset Management

LOCATION AND CONTACT INFORMATION

Corporate Headquarters
309 N. Water Street, Suite 500
Milwaukee, WI 53202
(414) 367-5600

Independent Registered Public Accounting Firm
Ernst & Young
Milwaukee, WI 53202
(414) 273-5900

Corporate and REIT Tax Counsel
Baker & McKenzie LLP
Richard Lipton, Senior Counsel
Chicago, IL 60601
(312) 861-8000

COVERING ANALYSTS

J. Dennerlein - Bank of America Merrill Lynch
S. Valiquette - Barclays
J. Sanabria - BMO Capital Markets Corp.
M. Gorman - BTIG
M. Griffin - Citi
D. Toti - Colliers Securities
M. Ross - Compass Point
T. Okusanya - Credit Suisse
M. Mueller - J.P. Morgan
J. Petersen - Jefferies LLC
A. Wurschmidt - Keybanc Capital Markets Inc.
R. Kamdem - Morgan Stanley
J. Hughes - Raymond James Financial Inc.
M. Carroll - RBC Capital Markets LLC
D. Rodgers - Robert W. Baird & Co.
S. Manaker - Stifel
M. Lewis - Truist Securities

The equity analysts listed above are those analysts that have published research material on the Company and are listed as covering the Company. Please note that any opinions, estimates, or forecasts regarding the Company's performance made by the analysts listed above do not represent the opinions, estimates, or forecasts of the Company or its management. The Company does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations made by any of such analysts. Interested persons may obtain copies of analysts' reports on their own, as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions on our stock, and may provide compensated services to us.

5

6 CONSOLIDATED BALANCE SHEETS (In thousands, except share data) December 31, 2022 December 31, 2021 ASSETS Investment properties: Land and improvements $ 241,559 $ 235,453 Building and improvements 4,674,011 4,612,561 Tenant improvements 92,906 86,018 Acquired lease intangibles 505,335 498,221 5,513,811 5,432,253 Accumulated depreciation (996,888) (821,036) Net real estate property 4,516,923 4,611,217 Real estate held for sale — 1,964 Right-of-use lease assets, net 231,225 235,483 Real estate loans receivable, net 104,973 117,844 Investments in unconsolidated entities 77,716 69,793 Net real estate investments 4,930,837 5,036,301 Cash and cash equivalents 7,730 9,876 Tenant receivables, net 11,503 4,948 Other assets 146,807 131,584 Total assets $ 5,096,877 $ 5,182,709 LIABILITIES AND EQUITY Liabilities: Credit facility $ 188,328 $ 267,641 Notes payable 1,465,437 1,464,008 Mortgage debt 164,352 180,269 Accounts payable 4,391 6,651 Dividends and distributions payable 60,148 57,246 Accrued expenses and other liabilities 87,720 86,254 Lease liabilities 105,011 104,957 Acquired lease intangibles, net 24,381 21,569 Total liabilities 2,099,768 2,188,595 Redeemable noncontrolling interests - partially owned properties 3,258 7,081 Equity: Common shares, $0.01 par value, 500,000,000 common shares authorized, 233,292,030 and 224,678,116 common shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively 2,333 2,247 Additional paid-in capital 3,743,876 3,610,954 Accumulated deficit (881,672) (776,001) Accumulated other comprehensive income (loss) 5,183 (892) Total shareholders’ equity 2,869,720 2,836,308 Noncontrolling interests: Operating Partnership 123,015 150,241 Partially owned properties 1,116 484 Total noncontrolling interests 124,131 150,725 Total equity 2,993,851 2,987,033 Total liabilities and equity $ 5,096,877 $ 5,182,709

7 CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share and per share data) Three Months Ended December 31, Year Ended December 31, 2022 2021 2022 2021 Revenues: Rental revenues $ 93,496 $ 83,706 $ 371,727 $ 328,144 Expense recoveries 36,122 28,099 143,646 112,054 Rental and related revenues 129,618 111,805 515,373 440,198 Interest income on real estate loans and other 2,947 4,319 11,262 17,501 Total revenues 132,565 116,124 526,635 457,699 Expenses: Interest expense 19,878 19,382 72,234 60,136 General and administrative 9,809 9,641 40,209 37,757 Operating expenses 43,020 34,339 171,100 137,408 Depreciation and amortization 47,639 43,207 189,641 157,870 Impairment loss — — — 340 Total expenses 120,346 106,569 473,184 393,511 Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net: 12,219 9,555 53,451 64,188 Equity in loss of unconsolidated entities (338) (357) (790) (1,570) Gain on sale of investment properties, net — 19,054 57,375 24,165 Net income 11,881 28,252 110,036 86,783 Net income attributable to noncontrolling interests: Operating Partnership (410) (806) (5,240) (2,211) Partially owned properties (1) (46) (152) (430) (607) Net income attributable to controlling interest 11,425 27,294 104,366 83,965 Preferred distributions — — — (13) Net income attributable to common shareholders $ 11,425 $ 27,294 $ 104,366 $ 83,952 Net income per share: Basic $ 0.05 $ 0.12 $ 0.46 $ 0.39 Diluted $ 0.05 $ 0.12 $ 0.46 $ 0.39 Weighted average common shares: Basic 229,134,463 220,642,565 226,598,474 216,135,385 Diluted 240,952,269 227,969,369 239,610,285 223,060,556 Dividends and distributions declared per common share $ 0.23 $ 0.23 $ 0.92 $ 0.92 (1) Includes amounts attributable to redeemable noncontrolling interests.

PHYSICIANS REALTY TRUST

DOC
LISTED
NYSE

FOURTH QUARTER 2022 HIGHLIGHTS

OPERATING HIGHLIGHTS

- Fourth quarter 2022 total revenue of $132.6 million, an increase of 14.2% compared to the prior year period
- Fourth quarter 2022 rental and related revenue of $129.6 million, an increase of 15.9% compared to the prior year period
- Reported net income of $110.0 million for the year ended 2022, an increase of 26.8% over the prior year period, and fourth quarter net income per share of $0.05 on a fully diluted basis
- Generated quarterly normalized funds from operations (Normalized FFO) of $0.26 per share on a fully diluted basis, consistent with the same period last year
- Completed $2.1 million of investments, including the funding of previous loan commitments, during the fourth quarter
- Fourth quarter MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 1.5% year-over-year
- Declared quarterly dividend of $0.23 per share for the fourth quarter
- 94.9% of portfolio square footage leased as of December 31, 2022

COMPANY ANNOUNCEMENTS

- December 22, 2022: Announced that our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended December 31, 2022. The distribution was paid on January 18, 2023 to common shareholders and OP Unit holders of record as of the close of business on January 4, 2023.
- December 2022: Achieved ENERGY STAR® Certification Nation Premier Member status by receiving 16 new property certifications, totaling 26 certifications since 2021 and earned 10 new Institute of Real Estate Management (IREM®) Certified Sustainable Property designations, totaling 38 certifications since 2019.
- January 31, 2023: Named to the Bloomberg Gender-Equality Index (GEI) as a first-time submitter. The Bloomberg GEI is a comprehensive scorecard tracking the performance of public companies in terms of gender equity, measured across five pillars: female leadership and talent pipeline, equal pay and gender pay parity, inclusive culture, anti-sexual harassment policies, and external brand.

FOURTH QUARTER INVESTMENT HIGHLIGHTS

- Atlanta Medical Condominium Investment, Atlanta, GA

SUBSEQUENT INVESTMENT ACTIVITY

- Atlanta Medical Condominium Investment, Atlanta, GA
- Adjacent Land, Avondale, AZ
- Disposition of Market Place Way MOB
- Payoff of January '16 - Series A senior unsecured note


TGH BRANDON HEALTHPLEX

TGH Brandon Healthplex
Tampa, FL



HonorHealth - Neuroscience Institute
Scottsdale, AZ

8

9 FINANCIAL HIGHLIGHTS (Unaudited and in thousands, except sq. ft. and per share data) (1) Unadjusted for unamortized fair value adjustments, unamortized discount, and unamortized deferred financing costs. G ro ss R ea l E st at e In ve st m en ts G ross Leasable A rea Portfolio Growth Since IPO Gross Real Estate Assets Gross Real Estate Investments/Year Portfolio GLA IPO 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 0 3,000,000 6,000,000 9,000,000 12,000,000 15,000,000 18,000,000 INCOME Three Months Ended December 31, 2022 September 30, 2022 Revenues $ 132,565 $ 131,513 Net income 11,881 66,280 NOI 92,843 91,267 Annualized Adjusted EBITDAre 351,656 351,660 Net income available to common shareholders per common share $ 0.05 $ 0.28 Normalized FFO 61,519 61,370 Normalized FFO per common share $ 0.26 $ 0.26 Normalized FAD 57,859 61,800 CAPITALIZATION As of ASSETS December 31, 2022 September 30, 2022 Gross Real Estate Investments (including gross lease intangibles) 5,953,824 5,959,348 Total Assets 5,096,877 5,142,474 DEBT AND EQUITY Consolidated Debt (1) 1,832,929 1,902,178 Total Equity 2,993,851 2,965,382 Equity Market Capitalization 3,375,736 3,410,518 Consolidated Firm Value 5,382,929 5,517,062 Consolidated Debt / Total Firm Value 34.1% 34.5% $123,998 $5,953,824

10 RECONCILIATION OF NON-GAAP MEASURES: FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD) (Unaudited and in thousands, except share and per share data) Three Months Ended December 31, 2022 Year Ended December 31, 2022 Net income $ 11,881 $ 110,036 Net income attributable to noncontrolling interests - partially owned properties (46) (430) Depreciation and amortization expense 47,544 189,221 Depreciation and amortization expense - partially owned properties (138) (379) Gain on the sale of investment properties, net — (57,375) Proportionate share of unconsolidated joint venture adjustments 2,258 9,289 FFO applicable to common shares $ 61,499 $ 250,362 Proportionate share of unconsolidated joint venture adjustments 20 (340) Normalized FFO applicable to common shares $ 61,519 $ 250,022 Net income available to common shareholders per common share $ 0.05 $ 0.46 FFO per common share - diluted $ 0.26 $ 1.04 Normalized FFO per common share - diluted $ 0.26 $ 1.04 Normalized FFO applicable to common shares $ 61,519 $ 250,022 Non-cash share compensation expense 3,272 15,672 Straight-line rent adjustments (1,488) (6,847) Amortization of acquired above/below market leases/assumed debt 1,151 4,924 Amortization of lease inducements 225 900 Amortization of deferred financing costs 575 2,314 TI/LC and recurring capital expenditures (7,193) (23,853) Loan reserve adjustments (84) 75 Proportionate share of unconsolidated joint venture adjustments (118) (1,018) Normalized FAD applicable to common shares $ 57,859 $ 242,189 Weighted average common shares outstanding - diluted 240,952,269 239,610,285

11 RECONCILIATION OF NON-GAAP MEASURES: NET OPERATING INCOME (NOI), CASH NOI, MOB SAME-STORE CASH NOI, EBITDAre, AND ADJUSTED EBITDAre (Unaudited and in thousands) NET OPERATING INCOME Three Months Ended December 31, 2022 Year Ended December 31, 2022 Net income $ 11,881 $ 110,036 General and administrative 9,809 40,209 Depreciation and amortization expense 47,639 189,641 Interest expense 19,878 72,234 Gain on the sale of investment properties, net — (57,375) Proportionate share of unconsolidated joint venture adjustments 3,636 13,925 NOI $ 92,843 $ 368,670 NOI $ 92,843 $ 368,670 Straight-line rent adjustments (1,488) (6,847) Amortization of acquired above/below market leases 1,152 4,935 Amortization of lease inducements 225 900 Loan reserve adjustments (84) 75 Proportionate share of unconsolidated joint venture adjustments (139) (485) Cash NOI $ 92,509 $ 367,248 Cash NOI $ 92,509 Assets not held for all periods (12,338) Non-MOB health care properties (2,778) Interest income on real estate loans (2,326) Joint venture and other income (3,568) MOB Same-Store Cash NOI $ 71,499 EBITDAre Three Months Ended December 31, 2022 Net income $ 11,881 Depreciation and amortization expense 47,639 Interest expense 19,878 Proportionate share of unconsolidated joint venture adjustments 3,560 EBITDAre $ 82,958 Non-cash share compensation expense 3,272 Pursuit costs 328 Non-cash intangible amortization 1,376 Proportionate share of unconsolidated joint venture adjustments 20 Pro forma adjustments for investment activity (40) Adjusted EBITDAre $ 87,914 Adjusted EBITDAre Annualized (1) $ 351,656 (1) Amounts are annualized and actual full year results may differ significantly from the annualized amounts shown.

PHYSICIANS REALTY TRUST
DOC LISTED NYSE

MARKET CAPITALIZATION AND DEBT SUMMARY

(Unaudited and in thousands, except share and per share data)

MARKET CAPITALIZATION

		December 31, 2022
Unsecured credit facility debt	$	193,000
Unsecured notes		1,475,000
Mortgage debt		164,929
Consolidated debt [(1)]		**1,832,929**
Pro rata share of unconsolidated joint venture debt		144,031
Enterprise debt	**$**	**1,976,960**
Redeemable equity	**$**	**3,258**
Share price	$	14.47
Total common shares outstanding		233,292,030
Total OP Units outstanding		10,009,219
Total dilutive restricted common shares and units		1,808,738
Implied equity market capitalization	**$**	**3,546,742**
Consolidated Firm Value (Debt + Pref. + Equity)	**$**	**5,382,929**
Consolidated Debt/Gross Assets		30.1%
Consolidated Debt/Total Firm Value		34.1%


Debt is 34% of Firm Value
Debt
Equity

ENTERPRISE DEBT SUMMARY [(1)]

		Balance as of December 31, 2022	Interest Rate	Fixed/Floating Rate [(3)]	Maturity Date
Revolving Credit Facility Debt	$	193,000	5.2 %	Floating	9/24/2025
Senior Unsecured Notes					
January '16 - Series A		15,000	4.0 %	Fixed	1/7/2023
January '16 - Series B		45,000	4.4 %	Fixed	1/7/2026
January '16 - Series C		45,000	4.6 %	Fixed	1/7/2028
January '16 - Series D		45,000	4.7 %	Fixed	1/7/2031
August '16 - Series A		25,000	4.1 %	Fixed	8/11/2025
August '16 - Series B		25,000	4.2 %	Fixed	8/11/2026
August '16 - Series C		25,000	4.2 %	Fixed	8/11/2027
March '17		400,000	4.3 %	Fixed	3/15/2027
December '17		350,000	4.0 %	Fixed	1/15/2028
October '21		500,000	2.6 %	Fixed	11/1/2031
Pro Rata Share of Unconsolidated Joint Venture Debt		144,031	3.3 %	Fixed	Various
Mortgage Debt, Maturing: [(2)]					
2023		—	— %	—	
2024		59,776	3.8 %	Fixed	
2025		—	— %	—	
Thereafter		105,153	6.2 %	Floating	
	$	**1,976,960**	**3.9 %**	**84.9% fixed**	

(1) Unadjusted for unamortized fair value adjustments, unamortized discount, and unamortized deferred financing costs.
(2) Weighted average maturity of Mortgage Debt is 3.3 years.
(3) Includes the effects of an interest rate swap agreement.


Enterprise Debt Repayment Schedule as of December 31, 2022
$750,000
$600,000
$450,000
$300,000
$150,000
$0
$16,007
$66,046
$273,354
$253,302
$425,476
$397,775
$—
$545,000
2023
2024
2025
2026
2027
2028
2029
Thereafter

12

13 LEVERAGE STATISTICS AND COVENANT PERFORMANCE (Unaudited and in thousands, except share and per share data) CONSOLIDATED LEVERAGE STATISTICS Quarter Ended December 31, 2022 Consolidated debt $ 1,832,929 Net consolidated debt (less cash) 1,825,199 Adjusted EBITDAre $ 87,914 Less: Amounts attributable to Unconsolidated Joint Ventures (3,161) Consolidated Adjusted EBITDAre $ 84,753 Consolidated Adjusted EBITDAre (annualized)* $ 339,012 Net Consolidated Debt / Consolidated Adjusted EBITDAre Ratio 5.38x Consolidated Adjusted EBITDAre $ 84,753 Cash interest expense 19,303 Interest Coverage Ratio 4.39x Consolidated interest expense $ 19,878 Capitalized interest 175 Secured debt principal amortization 249 Total fixed charges $ 20,302 Consolidated Adjusted EBITDAre 84,753 Consolidated Adjusted EBITDAre / Fixed Charge Coverage Ratio 4.17x Implied equity market cap $ 3,546,742 Redeemable equity 3,258 Consolidated debt 1,832,929 Consolidated Firm Value $ 5,382,929 Net consolidated debt (less cash) $ 1,825,199 Gross assets 6,093,765 Net Consolidated Debt / Gross Assets 30.0 % Net Consolidated Debt / Consolidated Firm Value 33.9 % Weighted average common shares 229,134,463 Weighted average OP Units not owned by DOC 10,009,068 Dilutive effect of unvested restricted common shares and share units 1,808,738 Weighted Average Common Shares and OP Units - Diluted 240,952,269 * Amounts are annualized and actual results may differ significantly from the annualized amounts shown. COVENANT PERFORMANCE Required December 31, 2022 Total Leverage Ratio ≤ 60.0% 32.6% Total Secured Leverage Ratio ≤ 40.0% 2.9% Maintenance of Unencumbered Assets ≥ 1.5x 3.1x Consolidated Debt Service (Trailing Four Quarters) ≥ 1.5x 4.5x ENTERPRISE LEVERAGE STATISTICS Quarter Ended December 31, 2022 Enterprise debt $ 1,976,960 Net enterprise debt (less cash) 1,969,230 Adjusted EBITDAre (annualized)* 351,656 Net Enterprise Debt / Adjusted EBITDAre Ratio 5.60x

PHYSICIANS REALTY TRUST

DOC LISTED NYSE

PORTFOLIO PERFORMANCE AND LEASING ROLLFORWARD

(Unaudited and in thousands, except property count and sq. ft. data.)

MOB SAME-STORE PORTFOLIO ANALYSIS

	Portfolio Quarter Ended December 31, 2022	MOB Same-Store Quarter Ended December 31, 2022
Number of health care properties	290	255
Gross leasable area	16,145,800	13,452,389
Cash NOI	$ 92,509	$ 71,499
% Leased	94.9 %	94.8 %


MOB Same-Store Cash NOI, 77.3%
Other Cash NOI, 22.7%

MOB SAME-STORE PORTFOLIO PERFORMANCE

	Year-Over-Year Comparison			Sequential Comparison		
	Q4'22	Q4'21	Change	Q4'22	Q3'22	Change
Number of MOBs	255	255	—	255	255	—
Gross leasable area	13,452,389	13,452,389	—	13,452,389	13,452,389	—
% Leased	94.8 %	95.1 %	-30 bps	94.8 %	94.8 %	— bps
Rental and related revenues	$ 106,904	$ 102,675	+4.1 %	$ 106,904	$ 106,129	+0.7 %
Operating expenses	(35,405)	(32,240)	+9.8 %	(35,405)	(35,573)	(0.5) %
MOB Same-Store Cash NOI	**$ 71,499**	**$ 70,435**	**+1.5 %**	**$ 71,499**	**$ 70,556**	**+1.3 %**
Cash NOI	**$ 92,509**	**$ 84,565**		**$ 92,509**	**$ 91,123**	
Cash NOI from:						
Assets not held for all periods or held for sale	(12,338)	(4,217)		(12,338)	(11,680)	
Repositioning assets	—	—		—	—	
Non-MOB health care properties	(2,778)	(2,687)		(2,778)	(2,775)	
Interest income on real estate loans	(2,326)	(3,458)		(2,326)	(2,517)	
Joint venture and other income	(3,568)	(3,768)		(3,568)	(3,595)	
MOB Same-Store Cash NOI	**$ 71,499**	**$ 70,435**		**$ 71,499**	**$ 70,556**	

LEASING ROLLFORWARD

	Quarter Ended December 31, 2022	Percentage of Total GLA December 31, 2022
Total GLA		
Total square feet at beginning of quarter	16,151,794	100.0 %
Acquired GLA	1,040	— %
Disposed GLA(1)	(7,034)	— %
Total square feet at end of quarter	16,145,800	100.0 %
Leased GLA		
Leased GLA at beginning of quarter	15,324,199	94.9 %
Expirations	(194,524)	(1.2)%
Renewals	146,693	0.9 %
Retention Rate	*75 %*	
New leases in quarter	44,703	0.3 %
Net absorption	(3,128)	— %
Net leased GLA acquired / (disposed)	(1,318)	— %
Leased GLA at end of quarter	15,319,753	94.9 %

(1) Consists of remeasurements of existing properties totaling 5,715 square feet and changes in the composition of the Company's joint venture investments.

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INVESTMENT ACTIVITY AND CONSTRUCTION LOAN SUMMARY

(Unaudited and in thousands, except sq. ft. data)

QUARTERLY INVESTMENTS

Investment		Location	Acquisition Date	First Year Cash Yield	% Leased		Investment Amount	GLA
Atlanta Medical Condominium Investment		Atlanta, GA	12/5/2022	N/A	—%	(1)	400	1,040
Earnouts	(2)	Various	Various	6.1%	—		361	—
Private Equity Fund Investment	(3)	N/A	Various	N/A	—		372	—
Term Loan - HCC Davie	(4)	Davie, FL	Various	5.0%	—		549	—
Construction Loan Draws		Fort Worth, TX	Various	6.0%	—		444	—
Total / Weighted Average				**5.6%**	**—%**		**$ 2,126**	**1,040**

(1) With this acquisition, the units purchased by the Company represent 29% of the larger building square feet and are 67% occupied. This property is 105,000 square feet and consists of additional condominium units the Company intends to pursue in the future.
(2) The Company completed the settlement of acquisition related earn-out payments upon the execution of leases at its Westerville II MOB and its M Health Fairview Clinics and Specialty Center - Maplewood. These earn-outs are considered to be additional purchase price.
(3) The Company invested additional funds managed by a venture capital firm specializing in real estate technology.
(4) The Company funded additional draws under the original term loan agreement.

CONSTRUCTION LOAN SUMMARY

Construction Loan		Location	Date of Completion	Interest Rate	Quarterly Fundings	Amount Drawn to Date	Total Commitment	Purchase Option Cap Rate
TOPA Hillwood	(1)	Fort Worth, TX	3Q 2022	6.0%	$ 444	$ 9,452	$ 10,500	6.2%

(1) Expected takeout price of $11.8 million, anticipated to be completed in the first half 2023.


CHI St. Luke's Health

Springwoods MOB
Spring, TX



Lee's Hill Medical Plaza
Fredericksburg, VA

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PORTFOLIO DIVERSIFICATION
(As of December 31, 2022, $ in thousands)

	# of Properties	GLA	% of Total	% of Q4 Cash NOI	% Leased
Single-tenant MOBs	121	5,414,897	33.5%	34.7%	99.7%
Multi-tenant MOBs	152	9,864,472	61.2%	58.8%	92.3%
Specialty Hospitals	4	249,510	1.5%	3.1%	100.0%
Consolidated Total	**277**	**15,528,879**	**96.2%**	**96.6%**	**95.0%**
Pro Rata Unconsolidated Joint Venture Assets	13	616,921	3.8%	3.4%	92.0%
Portfolio Total	**290**	**16,145,800**	**100.0%**	**100.0%**	**94.9%**

UNCONSOLIDATED JOINT VENTURE SUMMARY

Joint Venture	% Ownership	# of Properties	GLA	Q4 Cash NOI	% Leased
PMAK Joint Venture	12.3%	60	2,923,589	$ 14,295	89.6%
Davis Joint Venture	45.1%	13	567,358	2,773	95.4%

Top Ten States (Based on GLA)


Texas, 12%
Georgia, 7%
Indiana, 7%
Nebraska, 6%
Kentucky, 6%
Minnesota, 6%
Arizona, 6%
Florida, 6%
Ohio, 5%
Tennessee, 5%
Other, 34%

Lease Type (Based on Annualized Base Revenue)


NNN, 84%
Absolute Net, 8%
Gross, 2%
Modified Gross, 6%

Campus Proximity (Based on Annualized Base Revenue)


Off-Campus / Affiliated, 37%
Off-Campus / Unaffiliated, 11%
On-Campus / Adjacent, 52%

Consolidated 603 Asset Mix (Based on Annualized Base Revenue)


Non-603 Assets, 84%
603 Assets, 16%

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CONSOLIDATED LEASING RELATIONSHIPS AND EXPIRATION SCHEDULE

(As of December 31, 2022, $ in thousands)

INVESTMENT GRADE TENANCY [1]

Relationship	Credit Rating (Moody's / S&P / Fitch)	Leased GLA	% of Leased GLA		Annualized Base Rent	% of Total Annualized Base Rent	
CommonSpirit Health	Baa1/A-/A-	2,775,382	18.8%		$ 53,283	14.8%	
University of Louisville	NA/A-/BBB+	621,913	4.2%		13,136	3.7%	
Ascension Health Alliance	Aa2/AA+/AA+	606,786	4.1%		15,646	4.3%	
HonorHealth	A2/NA/A+	416,721	2.8%		11,217	3.1%	
McKesson Corporation	Baa1/BBB+/BBB+	403,751	2.7%		11,443	3.2%	
Baylor Scott and White Health	Aa3/AA-/NA	268,639	1.8%		8,356	2.3%	
UnitedHealth Group Incorporated	A3/A+/A	253,134	1.7%		7,722	2.1%	
UF Health - Jacksonville	Baa3/NA/BBB-	223,748	1.5%		7,973	2.2%	
Trinity Health Credit Group	Aa3/AA-/AA-	175,339	1.2%		4,672	1.3%	
McLaren Healthcare	A1/NA/AA-	167,517	1.1%		3,492	1.0%	
Other		2,979,786	20.4%		75,596	21.1%	
Total		**8,892,716**	**60.3%**	(2)	**$ 212,536**	**59.1%**	(2)

TOP 10 TENANTS BY ABR

Tenant		Weighted Avg. Remaining Lease Term	Leased GLA	% of Leased GLA	Annualized Base Rent	% of Total Annualized Base Rent
CommonSpirit - CHI - Nebraska		4.0	899,928	6.1%	$ 18,105	5.0%
Northside Hospital		7.9	688,992	4.7%	16,254	4.5%
UofL Health - Louisville, Inc.	(3)	5.4	621,913	4.2%	13,136	3.7%
US Oncology	(3)	4.9	403,751	2.7%	11,443	3.2%
HonorHealth		6.6	415,791	2.8%	11,192	3.1%
Baylor Scott and White Health		3.0	268,639	1.8%	8,356	2.3%
Ascension - St. Vincent's - Indianapolis		4.8	361,767	2.5%	8,040	2.2%
UF Health - Jacksonville		6.6	223,748	1.5%	7,973	2.2%
CommonSpirit - CHI - St. Alexius		3.6	359,209	2.4%	6,987	1.9%
UnitedHealth Group Incorporated		11.1	193,579	1.3%	5,997	1.8%
Total / Weighted Average		**5.5**	**4,437,317**	**30.0%**	**$ 107,483**	**29.9%**

LEASE EXPIRATION SCHEDULE

Expiration Year	Expiring Leases	Expiring Lease GLA	% of Total GLA	Expiring Lease ABR	% of Total ABR	Average Rent per SF
2023	150	700,132	4.5%	$ 16,871	4.7%	$24.10
2024	130	808,590	5.2%	19,824	5.5%	24.52
2025	163	1,029,578	6.6%	26,174	7.3%	25.42
2026	181	3,367,273	21.7%	77,207	21.5%	22.93
2027	147	1,720,998	11.1%	39,493	11.0%	22.95
2028	119	1,767,008	11.4%	41,723	11.6%	23.61
2029	58	907,984	5.8%	28,522	7.9%	31.41
2030	61	846,153	5.4%	20,173	5.6%	23.84
2031	44	986,374	6.4%	23,807	6.6%	24.14
2032	76	1,225,821	7.9%	31,064	8.6%	25.34
Thereafter	45	1,207,295	7.8%	30,924	8.6%	25.61
MTM [4]	52	184,857	1.2%	4,081	1.1%	22.08
Vacant		776,816	5.0%			
Total / W.A.	**1,226**	**15,528,879**	**100.0%**	**$ 359,863**	**100.0%**	**$24.39**

(1) Represents direct leases to investment grade entities and their subsidiaries. Parent rating used where direct tenant is not rated.
(2) Investment grade quality tenants without public debt outstanding would add an additional 6.3% and 6.2%, respectively, to Investment Grade GLA and Investment Grade ABR.
(3) University of Louisville is the parent company of UofL Health - Louisville, Inc. and McKesson Corporation is the parent company of US Oncology.
(4) Includes 12 leases that expire December 31, 2022, representing 0.8% of portfolio leasable square feet.

17

18 REPORTING DEFINITIONS Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (Adjusted EBITDAre): We define Adjusted EBITDAre as EBITDAre, computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), plus non-cash compensation, other non-recurring items, pursuit costs, non-cash intangible amortization, and pro forma impact of investment activity. We consider Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent (ABR): Annualized base rent is calculated by multiplying reported base rent for December 2022 by 12 (but excluding the impact of straight-line rent). Cash Net Operating Income (NOI): Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): In 2017, Nareit issued a white paper defining EBITDA for real estate as net income or loss computed in accordance with GAAP plus interest expense, income tax expense, depreciation and amortization expense, impairment, gains or losses from the sale of real estate; and the proportionate share of joint venture depreciation, amortization and other adjustments. We adopted the use of EBITDAre in the first quarter of 2018. Funds From Operations (FFO): Funds from operations, or FFO, is a widely recognized measure of REIT performance. We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price (and includes lease intangibles). Health System: We define an entity to be a health system if each of the following criteria are met: 1) the entity provides inpatient or outpatient services in the primary course of business; 2) services are provided at more than one campus or site of care; and 3) if the entity only provides outpatient services, they must employ a minimum of 50 physicians. Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital ownership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system. Hospitals: Hospitals refer to specialty surgical hospitals. These hospitals provide a wide range of inpatient and outpatient services, including but not limited to, surgery and clinical laboratories. Hospital Campus: We define a hospital campus to be the physical area immediately adjacent to a hospital institution's main buildings, including other areas and structures that are located within 250 yards of the main buildings.

19 REPORTING DEFINITIONS (continued) Medical Office Building (MOB): Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings may contain sole and group physician practices and may provide laboratory and other patient services. MOB Same-Store Cash Net Operating Income (NOI): MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, lease termination fees, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount. MOB Same-Store Portfolio: The MOB same-store portfolio consists of medical office properties held by the Company for the entire preceding five quarters. Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized Funds Available for Distribution (Normalized FAD): We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to building, site, and tenant improvements, leasing commissions, cash payments from seller master leases, and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, we use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements. Off-Campus: A building portfolio that is not located on or adjacent to key hospital based-campuses. On-Campus / Affiliated: Refers to a property that is either located within a quarter mile of a hospital campus or is located more than a quarter mile from a hospital campus but is affiliated with a health system. Section 603 Assets: For the purposes of this Supplemental Information, "603 Asset" is defined to be our estimate of Annualized Base Revenue (ABR) as a percentage of all our ABR, derived from leases to hospitals for hospital outpatient department space located in an off-campus medical office building at least 250 yards from the hospital's main campus inpatient location, and that was billing Medicare for outpatient department services provided in that off-campus location as of November 2, 2015. ABR that is "not-603" for the purposes of this Supplemental Information could and would include ABR from space leased to a hospital outpatient department services provided in leased space within the 250 yard requirement for on-campus locations or in buildings that are more than 250 yards from the hospital service provider's main campus, but the hospital did not start billing for that service in the location until after November 2, 2015. djac